UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

For the fiscal year ended: December 31, 2021

USA Opportunity Income One, Inc.

(Exact name of registrant as specified in its charter)

Puerto Rico

(State or other jurisdiction of incorporation or organization)

404 Ave Constitucion # 208

San Juan, Puerto Rico 00901

(Address of principal executive office)

(800) 305-5310

(Registrant’s telephone number, including area code)

66-0985204

(IRS Employee Identification Number)

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION AND FIGURES

This Annual Report on Form 1-K, or the Annual Report, of USA Opportunity Income One, Inc., a Puerto Rico corporation, contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for distribution, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in our offering circular dated March 9, 2022, filed pursuant to Rule 253(g)(1), under the caption “RISK FACTORS” and which are incorporated herein by reference (https://www.sec.gov/Archives/edgar/data/1878379/000149315222006455/form253g1.htm).

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this report. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this report. The matters summarized below and elsewhere in this report could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this report, whether as a result of new information, future events or otherwise.

All figures provided herein are approximate.

Item 1. Business

General

Unless the context otherwise requires or indicates, references in this Annual Report on Form 1-K to “us,” “we,” “our”, “ours” or “our Company” refer to USA Opportunity Income One, Inc., a Puerto Rico corporation.

We are a newly formed internally managed company and to date our activities have involved the organization of our Company. On August 3, 2021, the Company was formed under the name USA Opportunity Income Fund, Inc., as a Puerto Rican corporation and, on October 8, 2021, the Company issued 3,000 shares of its $0.01 per share par value common stock as founders shares in exchange for incorporation services provided to Dania Echemendia (1,000 shares), Andrew Murray (1,000 shares), and Richard Meruelo (1,000 shares). On January 26, 2022 the Company changed its name to USA Opportunity Income One, Inc.

Pursuant to an offering circular dated March 9, 2022 which was filed by the Company with the Securities and Exchange Commission pursuant to Rule 253(g)(1) and which can be viewed at https://www.sec.gov/Archives/edgar/data/1878379/000149315222006455/form253g1.htm, the Company is offering up to $75,000,000 (the “Offering”) of its “USA Real Estate Bonds” on a best efforts basis in increments of $1,000.00, in a “Tier 2 Offering” under Regulation A. For more information on the terms of USA Real Estate Bonds being offered, please see “Description of the USA Real Estate Bonds” beginning on page 61 of the Company’s offering circular. The USA Real Estate Bonds bear simple interest at 7% per annum, which will be payable on a monthly-basis (payable in arrears on the last day of each month and continuing on the last day of each month until the earlier of repayment, redemption or maturity)

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We are an early-stage company which plans to implement our business model. Our business model is centered primarily around originating mortgages and other liens on and interests in real estate. We anticipate that (i) at least 80% of our assets will consist of “mortgages and other liens on and interests in real estate” (“Qualifying Interests”), including, bridge senior secured money lending and mezzanine lending related to real estate and real estate development projects and (ii) not more than 20% of our total assets consist of assets that have no relationship to real estate, assets that have no relationship to real estate constituting no more than 20% of our assets, including, but not limited to, investing in preferred equity interests and up to 5% of the net proceeds for working capital and general corporate purposes, provided the amount and nature of such activities do not cause us to lose our exemption from regulations as an investment company pursuant to the Investment Company Act of 1940, or the “40 Act.” Qualifying Interests are assets that represent an actual interest in real estate or are loans or liens “fully secured by real estate” but exclude securities in other issuers engaged in the real estate business.

Business Objectives

Our investment objective is to preserve and protect our capital while producing attractive risk-adjusted returns generated from current income on our portfolio. Our investment strategy is to originate loans and invest in debt and related instruments supported by commercial and residential real estate in Florida.

Our principal business objectives are to maximize the difference between the yield on our investments and the cost of financing these investments, to grow the stable earnings associated with the portfolio of our loans and investments and to generate cash available for distribution.

Our business plan is to lend and invest in real estate projects in the State of Florida. The proposed loans and investments will be:

1.	Bridge senior-secured lending;
2.	Mezzanine lending; and
3.	Preferred equity.

Our goal is to generate returns on the loans from origination fees, interest and other fees related to the terms of the loans and investments. We expect to reinvest repayments of principal and investments into new projects.

Investment Strategy

The financing of multifamily, senior housing, single-family residential and other diverse commercial real estate offers opportunities that demand customized financing solutions. We employ the following investment strategies:

Provide Customized Financing. We provide customized financing to meet the needs of borrowers. We target borrowers whose options may be limited by conventional bank financing, have demonstrated a history of enhancing the value of the properties they purchase, improve and operate and who may benefit from the customized financing solutions we offer.

Execute Transactions Rapidly. We act quickly and decisively on proposals, provide commitments and close transactions within a few weeks and sometimes days, if required. We believe that our rapid execution attracts opportunities from both borrowers and other lenders that would not otherwise be available. We believe our ability to structure flexible terms and close loans quickly gives us a competitive advantage.

As of December 31, 2021, the Company had not commenced making loans and investments.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

General

We have not yet commenced active operations. We anticipate we will commence lending and investing operations upon the first closing of our USA Real Estate Bonds pursuant to our Offering.

Results of Operations – For the Period Ended December 31, 2021

We operate on a calendar year. Set forth below is a discussion of our operating results for the period ended December 31, 2021.

As of December 31, 2021, the Company had not commenced its Offering and had not commenced making loans and investments.

For the period ending December 31, 2021, our total revenues from operations were $0. Operating costs for the same period including mostly organization fees shown as “General and administrative expense” were $131,150. Net loss for the period was $131,150.

Results of Operations – Period from January 1, 2020 through December 31, 2020

We were not organized as of December 31, 2020. The Company was organized on August 3, 2021.

Liquidity and Capital Resources

At December 31, 2021 we had cash on hand of $100. We do not have any external sources of capital and are dependent upon advances from our shareholders and/or affiliates of our shareholders to provide funds for our operations until we begin receiving proceeds from the sale of USA Real Estate Bonds in the Offering. Our shareholders and/or affiliates of our shareholders, however, are under no obligation to advance us any funds. The Company has entered into an oral agreement with a lender (the “Lender”), an affiliate of Richard Meruelo who is currently a 33% shareholder of the Company, to reimburse the Lender for advances made to the Company by the Lender for initial organizational and offering expenses. Such reimbursement is to be made by the Company as cash becomes available to the Company and such reimbursement is planned to be made using a portion of the proceeds of this offering as described in the Use of Proceeds section of this Offering Circular. As of December 31, 2021, advances to the Company by the Lender totaled $131,220. These advances have no maturity date or interest rate.

Potential future sources of capital include secured or unsecured financings from banks or other lenders and establishing additional lines of credit. Note that, currently, we have not identified any additional source of financing, other than the proceeds from our Offering, and there is no assurance that such sources of financing will be available on favorable terms or at all.

On October 8, 2021, we issued 3,000 shares of our common stock as founder’s shares in exchange for incorporation services provided to Dania Echemendia (1,000 shares), Andrew Murray (1,000 shares), and Richard Meruelo (1,000 shares).

This Annual Report has been prepared assuming that the Company will continue as a going concern. The Company has not yet generated any revenue and has no operating history. These conditions raise substantial doubt about the Company’s ability to continue as a going. Accordingly, our independent auditors report includes a note regarding substantial doubt about our ability to continue as a going concern.

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Item 3. Directors and Executive Officers

Each director of the Board of Directors shall serve for a term ending on the date of the annual meeting of stockholders following the annual meeting of the stockholders at which such director was elected. Notwithstanding the foregoing, each director shall serve until his or her successor is elected and qualified or until his or her death, resignation or removal. Our officers are appointed by our Board to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. Our Board has no nominating, audit or compensation committees.

Set forth below is certain information concerning the directors and executive officers of the Company.

Name	Age	Position
Dania Echemendia	62	President and Director of USA Real Estate

Andrew Murray	54	Chief Financial Officer and Director of USA Real Estate

Bianca Torres Fernandez	24	Corporate Secretary

Biographies

Ms. Dania Echemendia. Ms. Echemendia has served as the Company’s President and a director since August 3, 2021. Since January 2021, she has served as a realtor One Sotheby’s International Realty. Since February 2000, Ms. Echemendia has served as a realtor Huntington Group. From June 2000 through December 2020, she served as a principal at Tierra Azul Enterprises responsible for consulting hospitality, real estate development and media business. Ms. Echemendia graduated with a bachelor’s degree in Business from California State University, Los Angeles in 1982.

Mr. Andrew Murray. Mr. Murray has served as the Company’s Chief Financial Officer and a director since August 3, 2021. From May 2020 through November 2020, he served as a restructuring and financial advisor to Urban Commons. From May 2016 through May 2020, Mr. Murray served as the Chief Financial Officer of Sandstone Properties, Inc. From June 2013 through December 2015, he served as the Chief Financial Officer of Strategic Realty Capital. From June 2008 through May 2012, Mr. Murray served as the Chief Financial Officer of Meruelo Maddux Properties, an SEC-reporting, publicly traded real estate development company specializing in downtown Los Angeles redevelopment. Mr. Murray graduated with a bachelor’s degree in Economics (Accounting and Finance) from University of Pennsylvania (The Wharton School) in 1989.

Ms. Bianca Torres Fernandez. Ms. Torres has served as the Company’s Corporate Secretary since August 3, 2021. Prior to joining the Company, Ms. Torres was a student. Ms. Torres graduated with a bachelor’s degree in Business from each the University of Sacred Heart and University of Puerto Rico in May 2021 and May 2017, respectively. From March 1, 2021 to May 1, 2021, Ms. Torres interned at Goya Foods in Puerto Rico as a Social Media Specialist developing their social media campaign.

Summary of Compensation

Our Company was recently incorporated on August 3, 2021. The Company has not yet paid its directors and officers Dania Echemendia and Andrew Murray (our “named executive officers”) any cash or other form of compensation from August 3, 2021 (inception) to December 31, 2021. Therefore, we have excluded a Summary Compensation Table for the period from August 3, 2021 (inception) to December 31, 2021 for the “named executive officers.” On October 8, 2021, the Company issued 3,000 shares of its $0.01 per share par value common stock as founders shares in exchange for incorporation services provided to Dania Echemendia (1,000 shares), Andrew Murray (1,000 shares), and Richard Meruelo (1,000 shares).

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

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Employment Agreements

There are no current employment agreements between the Company and our executive officer or understandings regarding future compensation.

Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards, or holds exercisable or unexercisable options, as of December 31, 2021.

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of our board of directors. The board as a whole determines executive compensation.

Compensation of Directors

Our board has the authority to fix the compensation of directors.

Item 4. Security Ownership of Management and Certain Security Holders

The following table sets forth information about the beneficial ownership of our common stock at December 31, 2021, for:

●	each person known to us to be the beneficial owner of more than 10% of our common stock;

●	each named executive officer;

●	each of our directors; and

●	all of our executive officers and directors as a group.

	Shares Beneficially Owned Prior to this Offering
Name of Beneficial Owner	Number	Percent
Directors and Named Executive Officers:
Dania Echemendia	1,000	33.3%
Andrew Murray	1,000	33.3%
All named executive officers and directors as a group (2 persons)	2,000	66.7%

10% Stockholders:
Richard Meruelo	1,000	33.3%

Item 5. Interest of Management and Others in Certain Transaction

None.

Item 6. Other Information

None.

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Item 7. Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of USA Opportunity Income One, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of USA Opportunity Income One, Inc. (“the Company”) as of December 31, 2021, and the related statements of operations, changes in stockholders’ equity/(deficit), and cash flows for the period from August 3, 2021 through December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not commenced operations and does not have a sufficient source of funds to cover expected future operating expenses. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

We have served as the Company’s auditor since 2021.

Spokane, Washington

July 1, 2022

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USA Opportunity Income One, Inc.

Balance Sheet

As of December 31, 2021

ASSETS
Current Assets
Unrestricted cash	$100
Restricted cash	-
Accounts receivable	-

Total Current Assets	100

Due to/from related parties	-
Capitalized bond issuance costs	-
FF&E	-

First trust deed mortgages	-
Other trust deed mortgages	-
Unsecured loans receivable	-
Preferred equity interests	-

TOTAL ASSETS	$100

LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current Liabilities
Accounts payable	$0
Advances from related party	131,220

Total Current Liabilities	131,220

Bonds issued and oustanding at par	-

Commitments and contingencies	-

Common stock at par	30
Additional paid in capital	-
Retained earnings	(131,150)

Total Equity	(131,120)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)	$100

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USA Opportunity Income One, Inc.

Statement of Operations

For the period from August 3, 2021 to December 31, 2021

Revenues
Interest income	$0
Preferred equity dividends	-
Originations points and related fees	-
Other fee income	-

Total Revenues	-

Operating Expenses
Marketing expense	-
Underwriting expense	-
Servicing expense	-
Bad debt expense	-
General & administrative expense	(131,150)
Amortization of issuance costs	-
Interest expense on bonds	-

Total Operating Expenses	(131,150)

Income/(Loss) before income taxes	(131,150)

Provision for income taxes	-

Net Income/(Loss)	$(131,150)

Net Income per share (basic and fully diluted)	$(43.72)
Shares outstanding (basic and fully diluted)	3,000

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USA Opportunity Income One, Inc.

Statement of Changes in Stockholders’ Equity/(Deficit)

For the period from August 3, 2021 to December 31, 2021

					Total
			Additional		Stockholders’
	Common Stock		Paid In	Retained	Equity/
	Shares	Amount	Capital	Earnings	(Deficit)

Balance at August 3, 2021	$0	$0	$0	$0	$0

Issuance of Common Stock	3,000	30	-	-	30
Net Income/(Loss)	-	-	-	(131,150)	(131,150)

Balance at December 31, 2021	3,000	$30	$0	$(131,150)	$(131,120)

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USA Opportunity Income One, Inc.

Statement of Cash Flows

For the period from August 3, 2021 to December 31, 2021

Cash Flows from Operating Activities

Net income/(loss)	$(131,150)
Increase/(Decrease) in accounts payable	-
Increase/(Decrease) in due to/from related parties	131,220
(Increase)/Decrease in accounts receivable	-

Net Cash Used in Operating Activities	70

Cash Flows from Investing Activities

Originations of loans	-
Repayments of loans	-

Net Cash Used in Investing Activities	-

Cash Flows from Financing Activities

Proceeds of issuance of common stock	30
Proceeds from issuance of unsecured bonds	-

Net Cash Provided by Financing Activities	30

Net Change in Cash	$100

Cash at beginning of period	-
Cash at end of period	$100

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USA Opportunity Income One, Inc.

Notes to the Financial Statements

As of December 31, 2021

and for the period from August 3, 2021 (Date of Formation) through December 31, 2021

Note 1 - Formation and Organization

USA Opportunity Income One, Inc. (the “Company”) is a corporation organized under the laws of the State of Puerto Rico on August 3, 2021. As of December 31, 2021, the Company has not commenced operations. These financial statements are for the fiscal year end of the Company will be December 31.

The Company was organized to identify and originate mortgages and other liens on and interests in real estate in primary and secondary metropolitan markets in the state of Florida.

The Company has filed an offering statement on Form 1-A with the Securities and Exchange Commission (“SEC”) with respect to an offering of up to $75 million in bonds. The terms of these bonds are as follows:

●	are priced at $1,000 each;
●	represent a full and unconditional obligation of the Company;
●	bear interest at 7% per annum;
●	mature on December 31, 2031;
●	are subject to repayment (i) at the demand of a bondholder beginning in the first month after the second anniversary of the date of purchase of these bonds by such bondholder and (ii) in the case of a bondholder’s death, bankruptcy or total permanent disability, each subject to notice, discounts and other provisions contained in the Company’s Form 1-A;
●	are subject to an interest reserve fund for the repayment of bondholders which shall be funded with an amount equal to one year’s interest payments up to a maximum of 7% of the total amount of bonds sold;
●	are subject to redemption by the Company at any time after the second anniversary of the first sale of the bonds; provided that a partial redemption complies with applicable tender offer rules;
●	rank equally with all of any future Company issuance of other unsecured debt unless such debt is senior to or subordinate to the bonds by their terms;
●	are transferable;
●	are unsecured; and
●	are governed and construed in accordance with the laws of Puerto Rico.

Note 2 - Summary of Significant Accounting Policies and Practices

(a)	Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

(b)	Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

(c)	Risks and Uncertainties

The Company does not have an operating history and has not generated any revenue through the origination of mortgages and other liens on and interests in real estate. The Company’s business and operations are sensitive to general business and economic conditions, including the impact of the COVID-19 pandemic, along with any related local, state and federal government policy decisions. Factors beyond the Company’s control could cause fluctuations in these conditions, including the ability to raise funds to acquire real estate investments, the availability of real estate investments to acquire, and changes to Regulation A Tier 2 requirements. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company’s financial condition and the results of its operations.

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(d)	Cash and Cash Equivalents

Cash consists of amounts the Company has on deposit with a major commercial financial institution. Cash equivalents include short term investments, stated at cost plus interest, which approximates fair value, with an original maturity of less than 90 days.

Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit and the Company mitigates credit risk by placing cash with major financial institutions.

(e)	Organization and Offering Costs

Organizational and offering expenses in connection with the offering include all expenses to be paid by the Company in connection with the offering. Organization costs will be expensed as incurred and syndication costs will be reflected as a reduction of stockholder’s equity.

Initial organization and offering expenses will be paid by founders and/or affiliates of the founders of the Company. The Company will reimburse the founders and/or affiliates of the Company an amount up to $1,125,000 from the gross bond offering proceeds for these initial expenses.

As of December 31, 2021, founders and/or affiliates of the founders of the Company have paid $131,220 of organizational and offering costs on behalf of the Company. The Company has entered into an oral agreement with an affiliate of a founder to reimburse from Company cash when available any initial organizational and offering expenses paid by this affiliate of a founder.

(f)	Income Taxes

No provision for federal income taxes has been made in the accompanying financial statements. In certain instances, the Company may be subject to certain state and local taxes depending on the location and jurisdiction of any real estate investments made by the Company.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that has a greater than 50% likelihood of being realized. Changes in recognition or measurements are reflected in the period in which the change in judgment occurs. As of December 31, 2021, the Company had no material unrecognized tax benefits.

(g)	Liquidity and Going Concern:

The Company has not issued any Bonds as of December 31, 2021, has not commenced operations, and does not have sufficient cash or a source of revenue sufficient to cover future organizational, offering and operation costs. As of December 31, 2021, the Company has not made any investments into cash flowing assets and have not generated any revenues. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the realization of the carrying value of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company will be dependent upon the raising of additional capital through issuance of Bonds in order to implement its business plan. There can be no assurance that the Company will be successful in this situation in order to continue as a going concern. The Company is funding its initial expenses from payments of expenses by founders of the Company.

The Company’s operations may be affected by the recent and ongoing outbreak of the coronavirus disease 2019 (COVID-19) which in March 2020 was declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows.

As of December 31, 2021, the Company has not experienced significant impact related to the COVID-19 pandemic.

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(h)	Earnings per share, basic and diluted

Basic net income per share will be computed by allocating net income to common shares and using the weighted-average number of common shares outstanding during the period.

Diluted net income per share will be computed using the weighted-average number of common shares and, if dilutive, the potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options. The dilutive effect of outstanding stock options is reflected in diluted earnings per share. The Company has no outstanding stock options.

(i)	New accounting pronouncements – not yet adopted

The Financial Accounting Standards Board has issued the following Accounting Standard Update ASU No. 2016-01, Financial Instruments, ASU 2016-02, Leases, ASU 2016-13, Financial Instruments - Credit Losses, ASU No. 2016-15, Statement of Cash Flows.

Recent accounting pronouncements that the Company has yet to adopt or that will be required to adopt in the future are summarized below.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall (Subtopic 825- 10), Recognition and Measurement of Financial Assets and Financial Liabilities. The provisions of the update require equity investments to be measured at fair value with changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment. The update also simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment. It also eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities and eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value for financial instruments measured at amortized cost on the balance sheet. ASU No. 2016-01 requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes. It also requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

The update requires separate presentation of financial assets and financial liabilities by category and form on the balance sheet or the accompanying notes to the financial statements. In addition, the update clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), Conforming Amendments Related to Leases. This ASU amends the codification regarding leases in order to increase transparency and comparability. The ASU requires companies to recognize lease assets and liabilities on the balance sheet and disclose key information about leasing arrangements. A lessee would recognize a liability to make lease payments and a right-of-use asset representing its right to use the leased asset for the lease term.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The amendments introduce an impairment model that is based on expected credit losses (“ECL”), rather than incurred losses, to estimate credit losses on certain types of financial instruments (ex. loans and held to maturity securities), including certain off-balance sheet financial instruments (ex. Commitments to extend credit and standby letters of credit that are not unconditionally cancellable). The ECL should consider historical information, current information, and reasonable and supportable forecasts, including estimates of prepayments, over the contractual term. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. Financial instruments with similar risk characteristics may be grouped together when estimating the ECL. The ASU also amends the current available for sale security impairment model for debt securities whereby credit losses relating to available for sale debt securities should be recorded through an allowance for credit losses.

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In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The amendments in this ASU clarify the proper classification for certain cash receipts and cash payments, including clarification on debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, and proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, among others.

(j)	Fair value - hierarchy of fair value

In accordance with FASB ASC 820-10, Fair Value Measurements and Disclosures, the Company discloses the fair value of its assets and liabilities in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets and liabilities and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation. FASB ASC820-10-35-39 to 55 provides three levels of the fair value hierarchy as follows:

Level One - Inputs use quoted prices in active markets for identical assets or liabilities of which the Company has the ability to access.

Level Two - Inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level Three - Inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset.

Note 3 – Stockholder’s Equity/(Deficit)

As of August 3, 2021, 3,000 shares of a single class of common share with a par value of $0.01 per share have been authorized. As of October 8, 2021, the Company issued 3,000 shares, 1,000 shares each to each of the three founders as founders shares.

Note 4 - Related-Party Transactions

No fees will be paid by the Company to any affiliates of the founders of the Company. The Company is only expected to reimburse founders of the Company for initial organizational and offering expenses such as legal and other professional services paid by the founders of the Company. These advances have no maturity or interest rates associated with them. Such reimbursement shall be treated as expenses of the Company and shall not be deemed to constitute distributions to any stockholders of the Company.

Note 5 - Commitments and Contingencies

The Company may become subject to various legal proceedings. However, as of December 31, 2021, the Company is not subject to any material pending or threatened legal proceedings. Initial organization and offering costs paid by founders of the Company on behalf of the Company are expected to be subject to future reimbursement from the Company. See Note 2 for further information.

Note 6 - Subsequent Events

The Company has evaluated events through July 1, 2022, and determined that there are no subsequent events that require disclosure.

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Item 8. Exhibits.

		Incorporated by Reference
No.	Exhibit Description	Form	Date Filed	Number

1.1	Engagement Agreement with Coastal Equities, Inc.	1-A	11/02/2021	1.1
2.1	Amended Articles of Incorporation	1-A	11/02/2021	2.1
2.2	Certificate of Amendment to Articles of Incorporation	1-A	02/08/2022	2.2
2.3	Bylaws	1-A	11/02/2021	2.2
3.1	Form of USA Real Estate Bond	1-A	02/08/2022	3.1
4.1	Form of USA Real Estate Bond Investor Agreement	1-A	02/08/2022	4.1
6.1	Engagement Agreement with Direct Transfer, LLC	1-A	11/02/2021	6.1

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly organized.

Dated: July 1, 2022	USA Opportunity Income One, Inc.

	By:	/s/ Dania Echemendia
Dania Echemendia
President, principal executive officer

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

Dated: July 1, 2022	/s/ Dania Echemendia
Dania Echemendia
President and director (principal executive officer)

Dated: July 1, 2022	/s/ Andrew Murray
Andrew Murray
Chief Financial Officer and director (principal financial and accounting officer)

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